UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 2, 2017

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On April 26, 2017, Neurocrine Biosciences, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Jefferies LLC and Barclays Capital Inc., as representatives of the several initial purchasers (the “Initial Purchasers”), relating to the sale by the Company of $517.5 million aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2024 (the “Notes”), including $67.5 million aggregate principal amount of Notes issued pursuant to the exercise in full by the Initial Purchasers’ over-allotment option to purchase additional Notes, in a private offering (the “Note Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act. A copy of the Purchase Agreement is filed herewith as Exhibit 99.1 and is incorporated by reference herein and the description of the terms of the Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The Company estimates that the net proceeds from the Note Offering will be approximately $502.2 million after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Note Offering for general corporate purposes, which may include commercialization expenses, clinical trial and other research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement the Company’s business, although the Company has no present commitments or agreements to make any such acquisitions or investments.

Indenture

The Notes were issued pursuant to an Indenture, dated as of May 2, 2017 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Notes will mature on May 15, 2024, unless earlier repurchased, redeemed or converted. The Company will pay interest on the Notes at an annual rate of 2.25%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2017.

Noteholders may convert their Notes at their option only in the following circumstances: (i) during any calendar quarter commencing after the calendar quarter ending on September 30, 2017 (and only during such calendar quarter), if the last reported sale price per share of the Company’s common stock for each of at least 20 trading days, whether or not consecutive, during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price on the applicable trading day; (ii) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day; (iii) upon the occurrence of certain corporate events or distributions on the Company’s common stock; (iv) if the Company calls the Notes for redemption; and (v) at any time from, and including, January 15, 2024 until the close of business on the scheduled trading day immediately before the maturity date of the Notes. The Company will settle conversions by paying or delivering, as applicable, cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at its election, based on the applicable conversion rate.

The Notes are convertible at an initial conversion rate of 13.1711 shares of common stock per $1,000 principal amount of Notes, subject to adjustment under the Indenture, which is equal to an initial conversion price of approximately $75.92 per share of common stock. If a “make-whole fundamental change” (as defined in the Indenture) occurs, then the Company will in certain circumstances increase the conversion rate for a specified period of time.

The Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after May 15, 2021, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid, if any, to, but excluding, the redemption date but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice. If the Company undergoes a “fundamental change” (as defined in the Indenture), noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1)	a default in the payment when due (whether at maturity, upon redemption, repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Note;

(2)	a default for 30 days in the payment when due of interest on any Note;

(3)	the Company’s failure to deliver, when required by the Indenture, a fundamental change notice or a notice required in connection with certain corporate events;

(4)	a default in the Company’s obligation to convert a note in accordance with the Indenture upon the exercise of the conversion right with respect thereto and such failure continues for five business days;

(5)	a default in the Company’s obligations in connection with a consolidation, merger or sale of assets:

(6)	a default in any of the Company’s obligations or agreements under the Indenture or the Notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to the Company by the trustee, or to the Company and the trustee by holders of at least 25% of the aggregate principal amount of Notes then outstanding;

(7)	a default by the Company or any of its subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least $50,000,000 (or its foreign currency equivalent) in the aggregate, where such default:

(i)	constitutes a failure to pay the principal of any of such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or

(ii)	results in such indebtedness becoming or being declared due and payable before its stated maturity (an “acceleration”),

and, in either case, such acceleration has not been rescinded or annulled or such failure to pay or default is not cured or waived, or such indebtedness is not paid or discharged in full, within 60 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% of the aggregate principal amount of Notes then outstanding; and

(8)	certain events of bankruptcy, insolvency and reorganization with respect to the Company or any of its “significant subsidiaries” (as defined in the Indenture).

The Indenture and form of Note are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated by reference herein. The foregoing description of the terms of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibits.

On April 25, 2017, the Company issued a press release announcing the proposed Note Offering. A copy of the press release is filed herewith as Exhibit 99.2.

On April 26, 2017, the Company issued a press release announcing the pricing of the Note Offering. A copy of the press release is filed herewith as Exhibit 99.3.

The Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and the common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein. Upon conversion of the Notes, up to a maximum of 9,712,802 shares of the Company’s common stock may be issued.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above, which is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events and involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. These statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of May 2, 2017, by and between the Company and U.S. Bank National Association, as Trustee.

4.2	Form of Note representing the Company’s 2.25% Convertible Senior Notes due 2024 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

99.1	Purchase Agreement, dated April 26, 2017, by and among the Company, Jefferies LLC and Barclays Capital Inc.

99.2	Press release, dated April 25, 2017.

99.3	Press release, dated April 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.
Dated: May 2, 2017

	By:	/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer